Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made, entered and effective as of this 21st day of May 2020 (the “Effective Date), by and between Air Products and Chemicals, Inc. (together with its affiliates and subsidiaries, the “Company”), and Seifollah Ghasemi (the “Executive”).

W I T N E S E T H:

WHEREAS, the Company and the Executive entered into an Amended and Restated Employment Agreement effective as of October 1, 2017 (the “Employment Agreement”); and

WHEREAS, the Company and the Executive wish to amend the Employment Agreement to extend the Term (as defined in the Employment Agreement) so that the Term shall continue until September 30, 2025, rather than ending on September 30, 2022.

NOW, THEREFORE, in accordance with Section 21 of the Employment Agreement, the Company and the Executive hereby agree as follows, effective as of the Effective Date:

1.    Section 1(aa) of the Employment Agreement (“Definitions”) is amended to provide in its entirety as follows: “‘Term’ is the period from the Start Date through September 30, 2025.”

2.    Section 3 of the Employment Agreement (“Term”) is amended to provide in its entirety as follows:

“The employment of the Executive by the Company as provided in this Agreement shall continue until September 30, 2025 (the “Term”), unless earlier terminated in accordance with the terms of Section 12 of this Agreement.”

3.    Section 12(d) of the Employment Agreement (“Termination by the Company without Cause or Resignation by the Executive for Good Reason”) shall be amended so that the proviso at the end of subsection (i) reads in its entirety as follows:

“provided, however, if the date of termination occurs after September 30, 2023, the two years of salary and bonus payable to the Executive under the Separation Program shall be multiplied by a fraction, the numerator of which shall be the number of days from the last day of employment until September 30, 2025, and the denominator of which shall be 731, and shall not be payable if the last day of employment is on or after September 30, 2025;”

In all other respects, the Employment Agreement shall remain unchanged. In accordance with Section 21 of the Employment Agreement, the Company’s agreement to this Amendment is subject to the consent of the Company’s Board of Directors.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

AIR PRODUCTS AND CHEMICALS, INC.		SEIFOLLAH GHASEMI

By:	/s/ Sean D. Major	/s/ Seifi Ghasemi
Title:	Executive Vice President	Date:	May 21, 2020
General Counsel and Secretary
Date:	May 21, 2020